       1    -- Exhibit 10.6 (Domestic Guaranty)

                             DOMESTIC GUARANTY


          The undersigned, Dale Holdings, Inc., Dale Electronics, Inc., Measurements Group, Inc., and Vishay Sprague Holdings Corp., each a corporation organized under the laws of Delaware and Sprague Sanford, Inc., a Maine corporation (collectively, the "Guarantors") desire to see the success of one another and Vishay Intertechnology, Inc., a Delaware corporation ("Company"), Vishay Beteiligungs GmbH (formerly known as Draloric Electronic GmbH), a German corporation ("Debtor"), and the Permitted Borrowers, and shall receive direct and/or indirect benefits from extensions of credit granted to Company, Debtor, and the Permitted Borrowers under and in connection with that certain Amended and Restated Vishay Intertechnology, Inc. $302,500,000 Revolving Credit and Term Loan Agreement dated as of the date hereof among Company, Comerica Bank, a Michigan banking corporation, successor by merger to Manufacturers Bank, N.A., formerly known as Manufacturers National Bank of Detroit, as Agent ("Agent") and the Banks (as hereinafter defined) (as amended from time to time, the "Vishay Loan Agreement"), the Amended and Restated Draloric/VBG DM 40,000,000 Revolving Credit and DM 9,506,000 Term Loan Agreement dated as of the date hereof (as amended from time to time, the "DM Loan Agreement") among Debtor, Agent and the Banks, that certain Amended and Restated Roederstein DM 104,315,990.20 Term Loan Agreement of even date herewith among Debtor, Agent and the Banks (as amended from time to time the "Roederstein Loan Agreement") and that certain Vishay Intertechnology, Inc. $200,000,000 Acquisition Loan Agreement of even date herewith among Company, Agent and the Banks (as amended from time to time, the "Acquisition Loan Agreement").

          NOW, THEREFORE, to induce each of the Banks (as defined in the Vishay Loan Agreement) to enter into and perform its obligations under the Vishay Loan Agreement, the DM Loan Agreement, the Roederstein Loan Agreement and the Acquisition Loan Agreement, each of the Guarantors has executed and delivered this guaranty ("Guaranty") as an amendment and restatement of prior guaranties executed by the Guarantors.

          1. Definitions. Unless otherwise provided herein, all capitalized terms in this Guaranty shall have the meanings specified in the Vishay Loan Agreement, and if not defined therein, then in the DM Loan Agreement, the Roederstein Loan Agreement or the Acquisition Loan Agreement, as the context requires.

          2. Guaranty. Each of the Guarantors hereby, jointly and severally, guarantees to the Banks the due and punctual payment to the Banks when due, whether by acceleration or otherwise, of all amounts, including interest, which may from time to time be due and owing under:

       2    -- Exhibit 10.6 (Domestic Guaranty)

               (a)(i) any and all Revolving Credit Notes made or to be made to the order of the Banks by Company or the Permitted Borrowers, or any of them, from time to time pursuant to the terms and conditions of the Vishay Loan Agreement; (ii) any and all Bid Notes ("Bid Notes") made or to be made to the order of the Banks (as Bid Lenders) by Company from time to time pursuant to the terms and conditions of the Vishay Loan Agreement; (iii) any and all Term Notes made or to be made by Company to the order of the Banks pursuant to the terms and conditions of the Vishay Loan Agreement; (iv) all other Indebtedness of the Company, Permitted Borrowers, or any of them, under or in connection with the Vishay Loan Agreement; and (v) all extensions, renewals and amendments of or to such notes or such other Indebtedness (as defined in the Vishay Loan Agreement), or any replacements or substitutions therefor; all payable in accordance with the terms of such Revolving Credit Notes, Bid Notes, Term Notes, and the Vishay Loan Agreement;

               (b)(i) any and all Term Notes made or to be made to the order of the Banks by Company from time to time pursuant to the terms and conditions of the Acquisition Loan Agreement;
          (ii) any and all Bridge Notes made or to be made by Company to the order of the Banks pursuant to the terms and conditions of the Acquisition Loan Agreement; (iii) all other Indebtedness of the Company under or in connection with the Acquisition Loan Agreement; and (iv) all extensions, renewals and amendments of or to such notes or such other Indebtedness (as defined in the Acquisition Loan Agreement), or any replacements or substitutions therefor; all payable in accordance with the terms of such Term Notes, Bridge Notes, and the Acquisition Loan Agreement;

               (c) the Revolving Credit Notes made by Debtor to the order of the Banks, the Bid Notes made by Debtor to the order of the Banks (as Bid Lenders) and the Term Notes made by Debtor to the order of the Banks, all pursuant to the terms and conditions of the DM Loan Agreement (collectively, the "DM Notes"), and all extensions, renewals and amendments of or to such notes or such other Indebtedness (as defined in the DM Loan Agreement) or any replacements or substitutions therefor; all payable in accordance with the terms of such DM Notes and DM Loan Agreement; and

               (d) all amounts due and owing under those certain Term Notes made or to be made by Debtor to the order of the Banks pursuant to the Roederstein Loan Agreement ("Roederstein Term Notes") and all extensions, renewals and amendments of or to such notes or such other Indebtedness (as defined in the Roederstein Loan Agreement) or any replacements or substitutions therefor, all payable in accordance with the

       3    -- Exhibit 10.6 (Domestic Guaranty)

          terms and conditions of such Roederstein Term Notes and the Roederstein Loan Agreement;

     and each of the Guarantors hereby jointly and severally agrees that if Company, any Permitted Borrower or Debtor shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the DM Notes, the DM Loan Agreement, the Revolving Credit Notes, the Bid Notes, Term Notes, the Vishay Loan Agreement, the Roederstein Term Notes, the Roederstein Loan Agreement, or the Acquisition Loan Agreement (or the Bridge Notes or Term Notes issued thereunder) or any other loan or collateral documents executed in connection therewith (the "Loan Documents") the Guarantors will forthwith pay to the Agent, on behalf of the Banks, an amount equal to any such amount or cause the Company, each of the Permitted Borrowers, and/or Debtor, as the case may be, to perform and discharge any such covenant, representation or warranty, as the case may be, and will pay any and all damages that may be incurred or suffered in consequence thereof by Agent or any of the Banks and all reasonable expenses, including reasonable attorneys fees, that may be incurred by Agent in enforcing such covenant, representation or warranty of the Company, any Permitted Borrower, or Debtor, as the case may be, and in enforcing the covenants and agreements of this Guaranty.

          3. Unconditional Character of Guaranty. The obligations of each of the Guarantors under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Revolving Credit Notes, the Bid Notes, the Term Notes, the Vishay Loan Agreement, the DM Notes, the DM Loan Agreement, the Roederstein Term Notes, the Roederstein Loan Agreement, or the Acquisition Loan Agreement (and any Term Notes and Bridge Notes issued under the Acquisition Loan Agreement) or any of the other Loan Documents (including, without limitation, the Vishay Guaranty, the Permitted Borrowers Guaranty, the Roederstein Loan Documents and Acquisition Loan Documents), or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or action to enforce the same, any failure or delay in the enforcement of the obligations of Company or the Permitted Borrowers under the Revolving Credit Notes, the Bid Notes, the Term Notes, or under the Vishay Loan Agreement or the Acquisition Loan Agreement, the Term Notes and Bridge Notes issued under the Acquisition Loan Agreement, of the Debtor under the DM Notes and the DM Loan Agreement, or of the Company or Debtor under the Roederstein Term Notes and the Roederstein Loan Agreement, or any of the other Loan Documents, any failure by Company to have countersigned any request for advance by any of the Permitted Borrowers under the Vishay Loan Agreement, or any setoff,

       4    -- Exhibit 10.6 (Domestic Guaranty)

     counterclaim, recoupment, limitation, defense or termination. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Revolving Credit Notes, the Bid Notes, the Term Notes, the Vishay Loan Agreement, the DM Notes and the DM Loan Agreement, the Roederstein Term Notes, the Roederstein Loan Agreement, or the Acquisition Loan Agreement, the Term Notes and Bridge Notes issued under the Acquisition Loan Agreement or any of the other Loan Documents, any right to require a proceeding first against Company, any of the Permitted Borrowers or Debtor, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of Company, any of the Permitted Borrowers or Debtor, any protest, presentment, notice or demand whatsoever, and each Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to Section 6.8 hereof, upon payment in full of all amounts due and to become due from Company, the Permitted Borrowers, and the Debtor as and to the extent described above, and only to the extent of any such payment, performance and discharge. Each Guarantor hereby further covenants that no security now or subsequently held by the Agent or the Banks for the payment of the Indebtedness evidenced by the Revolving Credit Notes made by Company and the Permitted Borrowers under the Vishay Loan Agreement or the Bid Notes or Term Notes made or to be made by Company under the Vishay Loan Agreement, or the Term Notes and Bridge Notes made or to be made by Company under the Acquisition Loan Agreement, or for the payment of the Indebtedness evidenced by the DM Notes made by Debtor under the DM Loan Agreement, or for the payment of the Indebtedness evidenced by the Roederstein Term Notes made or to be made by Debtor under the Roederstein Loan Agreement, or otherwise evidenced or incurred (including, without limitation, the Vishay Guaranty, the Permitted Borrowers Guaranty, and any security for any of the foregoing), whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Agent or the Banks in respect of such security, shall affect in any manner whatsoever the unconditional obligations of this Guaranty, and that the Agent and each of the Banks, in their respective sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligations of this Guaranty.

          Without limiting the generality of the foregoing, such obligations, and the rights of the Agent to enforce the same, on behalf of the Banks, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by
     (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company, any or all of the

       5    -- Exhibit 10.6 (Domestic Guaranty)

     Permitted Borrowers, Debtor, any or all of Guarantors or others or (ii) any change in the ownership of any of the capital stock of any or all of the Permitted Borrowers, Company, the Debtor, or any or all of the Guarantors, or any other party providing collateral for any indebtedness covered by Guaranty, or any of their respective Affiliates.

          Each of the Guarantors hereby waives to the full extent possible under applicable law:

               (a) any defense based upon the doctrine of marshalling of assets or upon an election of remedies by Agent or the Banks, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of any of the Guarantors or the rights of any of the Guarantors to proceed against the Company, the Permitted Borrowers or any of them, or the Debtor, or any or all of the other Guarantors, for reimbursement, or both;

               (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

               (c) any duty on the part of Agent or the Banks to disclose to any of the Guarantors any facts Agent or the Banks may now or hereafter know about the Company, any of the Permitted Borrowers or the Debtor, regardless of whether Agent or any Bank has reason to believe that any such facts materially increase the risk beyond that which any of the Guarantors intend to assume or has reason to believe that such facts are unknown to any of the Guarantors or has a reasonable opportunity to communicate such facts to the Guarantors, since each of the Guarantors acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Company, each of the Permitted Borrowers and the Debtor and of all circumstances bearing on the risk of non-payment of any Indebtedness hereby guaranteed;

               (d) any defense arising because of Agent's or the Banks' election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b) (2) of the Federal Bankruptcy Code;

               (e) any claim for reimbursement, contribution, indemnity or subrogation which such Guarantor may have or obtain against Company, the Permitted Borrowers, Debtor, or any of them by reason of the payment by such Guarantor of any Indebtedness; and

       6    -- Exhibit 10.6 (Domestic Guaranty)

               (f) any other event or action (excluding compliance by the Guarantors with the provisions hereof) that would result in the discharge by operation of law or otherwise of the Guarantors, or any of them, from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

          The Agent and each of the Banks may deal with the Company, the Permitted Borrowers, or any of them, and the Debtor and any security held by them for the obligations of the Company, the Permitted Borrowers, or any of them, and the Debtor (as aforesaid) in the same manner and as freely as if this Guaranty did not exist and the Agent shall be entitled, on behalf of Banks, without notice to any of the Guarantors, among other things, to grant to the Company, the Permitted Borrowers, or any of them, and/or the Debtor such extension or extensions of time to perform any act or acts as may seem advisable to the Agent (on behalf of the Banks) at any time and from time to time, and to permit the Company, the Permitted Borrowers, or any of them, and/or the Debtor to incur additional indebtedness to Agent, the Banks, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder.

          The Agent may proceed, either in its own name (on behalf of the Banks) or in the name of each or any of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent and of the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

          No waiver or release shall be deemed to have been made by the Agent or any of the Banks of any of its rights hereunder unless the same shall be in writing and signed by or on behalf of the Banks, and any such waiver shall be a waiver or release only with respect to the specific matter and Guarantor or Guarantors involved, and shall in no way impair the rights of the Agent or any of the Banks or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

          At the option of the Agent, any number of, or all of the Guarantors may be joined in any action or proceeding commenced by the Agent against the Company, the Permitted Borrowers, or any of them, and/or the Debtor or any of the other parties providing collateral for any indebtedness covered by this Guaranty in connection with or based upon the Revolving Credit Notes made by the Company and the Permitted Borrowers, the Bid Notes or Term Notes made or to be made by the Company under the Vishay Loan

       7    -- Exhibit 10.6 (Domestic Guaranty)

     Agreement, the Vishay Loan Agreement, the Acquisition Loan Agreement (and the Term Notes and Bridge Notes issued thereunder), the DM Notes made or to be made by Debtor, the DM Loan Agreement, the Roederstein Term Notes made or to be made by Company and Debtor, the Roederstein Loan Agreement, or any of the other Loan Documents or other Indebtedness (defined as applicable, as aforesaid), or any provision thereof, and recovery may be had against any or all of the Guarantors in such action or proceeding or in any independent action or proceeding against any of them, without any requirement that the Agent or the Banks first assert, prosecute or exhaust any remedy or claim against the Company, the Permitted Borrowers, or any of them, the Debtor and/or any of the other parties providing collateral for any Indebtedness covered by this Guaranty.

          4.   Representations and Warranties. Each of the Guarantors
     (i) ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself those matters set forth in Sections 6.1, 6.3, through 6.8, inclusive, 6.10, 6.12 and 6.14 through 6.21, inclusive, of the Vishay Loan Agreement, and such representations and warranties shall be deemed to be continuing representations and warranties true and correct in all material respects so long as this Guaranty shall be in effect; and (ii) agrees not to engage in any action or inaction, the result of which would cause a violation of any term or condition of the Vishay Loan Agreement.

          5. Release of Collateral for Guaranty. Concurrently herewith, Comerica Bank, as agent under the Prior Loan agreements, and the Prior Banks, have undertaken to release the Collateral delivered to secure the Prior Guaranty (as hereafter defined).

          6.   Miscellaneous.

          6.1 Governing Law. This Guaranty has been delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan, the Guarantors hereby consenting to the jurisdiction of state and all federal courts sitting in such state.

          6.2 Severability. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

       8    -- Exhibit 10.6 (Domestic Guaranty)

          6.3 Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given in writing and delivered by messenger or deposited in the U.S. mails, registered or certified first class mail, and addressed as provided under the Vishay Loan Agreement, with notice to any Guarantor to be sent care of Company (and addressed as aforesaid), or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.

          6.4 Right of Offset. The Guarantors each acknowledge the rights of the Agent and of each of the Banks to offset against their respective Banks under this Guaranty, any amount owing by the Agent or the Banks, or either or any of them to such Guarantors, whether represented by any deposit of such Guarantors with the Agent or any of the Banks or otherwise.

          6.5 Financial Statements. The Guarantors shall provide Agent (with a copy for each of the Banks), commencing as of the date of this Guaranty, with quarterly and annual financial statements substantially in accordance with the requirements set forth in the Vishay Loan Agreement.

          6.6 Amendments; Joinder of Additional Guarantors. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Vishay Loan Agreement, the DM Loan Agreement and the Roederstein Loan Agreement and the Acquisition Loan Agreement. In accordance with Section 7.17 of the Vishay Loan Agreement, Vitramon, Incorporated and Vitramon Acquisition, Inc., Subsidiaries of the Company, shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to Agent and the Banks that certain joinder agreement in the form attached to this Guaranty as Exhibit "A."

          6.7 Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. Agent, on behalf of Banks, may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, Agent and the Bank may, without notice to any Guarantors, extend or renew any part or all of any indebtedness of any of the Guarantors, and may permit any of the Guarantors to incur additional indebtedness, without affecting in any manner the unconditional obligation of the remaining Guarantors. Such

       9    -- Exhibit 10.6 (Domestic Guaranty)

     action shall not affect any right of contribution among the Guarantors.

          6.8  Release. (a)   Upon the satisfaction of the obligations
     of the Guarantors hereunder, and when none of the Guarantors is subject to any obligation hereunder or under the Vishay Loan Agreement, the Agent shall deliver to the Guarantors, upon written request therefor, (i) a written release of this Guaranty and (ii) appropriate discharges of any Collateral provided by the Guarantors for this Guaranty; provided however that, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Agent or the Banks, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Banks, and whether or not the Agent or any Bank relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Agent or the Banks, or any of them, relating to the environmental condition of any of property mortgaged or pledged to Agent on behalf of the Banks by any Guarantor, Company, any Permitted Borrower, the VS Parties or Debtor or any other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guaranty, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by Agent or any Bank of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of Agent or such Bank) in which event this Guaranty shall thereafter be enforceable against the Guarantors to the extent of all liabilities, costs and expenses (including reasonable attorneys fees) incurred by Agent or Banks as the direct or indirect result of any such environmental condition. For purposes of this Guaranty "environmental condition" includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

               (b) This Guaranty shall also be subject to release under Section 13.21 of the Vishay Loan Agreement.

          6.9 Consent to Jurisdiction. Guarantors hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Guaranty or any

       10    -- Exhibit 10.6 (Domestic Guaranty)

     of the Loan Documents and Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Guarantors irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to Guarantors at their respective addresses specified in Section 6.3 hereof or by certified mail direct to such address.

          6.10 Jury Trial Waiver. Guarantors hereby irrevocably agree to waive the right to trial by jury with respect to any and all actions or proceedings in which Agent or the Banks (or any of them), on one hand, and the Company or any of the Guarantors, on the other hand, are parties, whether or not such actions or proceedings arise out of this Agreement or the Loan Documents or otherwise.

          6.11 Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of the Guarantors, Agent and the Banks that the amount of the respective Guarantors' obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Guarantors' respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantors' respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor's respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 6.11, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Banks upon demand by such Guarantors. The foregoing proviso is intended solely to preserve the rights of the Agent and the Banks hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither Vishay nor any Guarantor nor any other Person shall have any right or claim under this Section 6.11 that would not otherwise be available under Applicable Insolvency Laws.

          6.12 Amendment and Restatement. This Guaranty is given in substitution for and amends and restates and replaces in its

       11    -- Exhibit 10.6 (Domestic Guaranty)

     entirety the Amended and Restated Dale Parties and Measurements Group Guaranty and that certain VS Guaranty, each dated as of January 29, 1993 executed and delivered by each of the respective Guarantors in connection with the Prior Loan Agreements. Nothing herein contained shall impair or otherwise affect the security interests or liens established thereunder or in connection therewith, which security interests and liens shall continue in full force and effect.

          IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Guaranty as of July 18, 1994.


                                        DALE ELECTRONICS, INC.



                                        By:_____________________________

                                             Its:_______________________



                                        DALE HOLDINGS, INC.



                                        By:_____________________________

                                             Its:_______________________



                                        VISHAY SPRAGUE HOLDINGS CORP.



                                        By:_____________________________

                                             Its:_______________________



                                        MEASUREMENTS GROUP, INC.,



                                        By:_____________________________

                                             Its:_______________________

       12    -- Exhibit 10.6 (Domestic Guaranty)


                                        SPRAGUE SANFORD, INC.,



                                        By:_____________________________

                                             Its:_______________________


     ACCEPTED BY:

     COMERICA BANK, as Agent,
       on behalf of the Banks



     By:__________________________

          Its:____________________